Exhibit 10.16

WARNER MUSIC INC.

1633 Broadway

New York, New York 10019

October 6, 2015

Effective October 1, 2015

Eric Levin

c/o Warner Music Inc.

1633 Broadway

New York, NY 10019

Dear Eric:

Please refer to the employment agreement between Warner Music Inc. (“Company”) and you dated September 30, 2014 (the “Agreement”).

This letter, when signed by you and countersigned by Company, shall constitute our agreement to amend the Agreement as set forth herein. Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.

1. Paragraph 3(a) of the Agreement is hereby amended to provide that Company shall pay you a salary at the rate of $650,000 per annum.

2. Paragraph 3(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Annual Discretionary Bonus: With respect to each fiscal year of the Term, commencing with the fiscal year that begins October 1, 2015 and ends September 30, 2016 (the “2016 Fiscal Year”), Company shall consider granting to you an annual bonus (or a pro rata portion of such annual bonus for a portion of such fiscal year). Your target bonus for each fiscal year of the Term (including the full 2016 Fiscal Year) shall be $400,000 or a pro rata portion of such amount for a portion of a fiscal year, and the amount of any annual bonus awarded to you shall be determined by Company in its discretion based on factors including the strength of your performance and the performance of Company; provided, that the amount of any annual bonus awarded to you may be higher or lower than the target amount.”

3. Paragraph 11(e)(ii) of the Agreement is hereby amended and restated in its entirety to read as follows:

“an amount equal to $650,000.”

Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.

If the foregoing correctly sets forth our understanding, please sign below and return this agreement to Company.

WARNER MUSIC INC.

By:	/s/ Paul Robinson
Name:	Paul Robinson

Accepted and Agreed:

/s/ Eric Levin
Eric Levin